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                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY
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                                   JOINDER TO
                 AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

                  THIS JOINDER to the Amended and Restated Securityholders Agreement, dated as of March 3, 1998 by and among Sleepmaster Holdings L.L.C., a New Jersey limited liability company (the "Company"), and certain securityholders of the Company (the "Agreement"), is made and entered into as of November 5, 1999 by and between the Company and David W.Deye ("Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

                  WHEREAS, Holder has acquired certain units of Common Interests and the Agreement and the Company require Holder, as a holder of such interests, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

                  1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to and entitled to the benefits of, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Securityholder for all purposes thereof. In addition, Holder hereby agrees that all Common Interests and Preferred Interests held by Holder shall be deemed Securityholder Interests for all purposes of the Agreement

                  2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Securityholder Interests and the respective successors and assigns of each of them, so long as they hold any Securityholder Interests.

                  3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  4. Notices. For purposes of Section 20 of the Agreement, all notices, demands or other communications to the Holders shall be directed to:

                                Mr. David W. Deye
                              c/o Adam Wuest, Inc.
                                 645 Linn Street
                             Cincinnati, Ohio 45203

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                  5. GOVERNING LAW. THE LIMITED LIABILITY COMPANY LAW OF NEW
JERSEY SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS MEMBERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  6. DESCRIPTIVE HEADINGS. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Joinder as of the date first above written.

                        SLEEPMASTER HOLDINGS L.L.C.


                        By:   /s/ James P. Koscica
                        ------------------------------------
                        Name:
                        Title:

                              /s/ David W. Deye
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                        David W. Deye